SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            Oakwood Homes Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:  N/A

     (2)  Aggregate number of securities to which transaction applies:  N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction:     N/A

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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


                               PRELIMINARY COPIES

                            OAKWOOD HOMES CORPORATION
                                 P. O. BOX 27081
                      GREENSBORO, NORTH CAROLINA 27425-7081


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 8, 2001


         Notice is hereby given that a Special Meeting of Shareholders of Oakwood Homes Corporation, a North Carolina corporation (the "Company"), will be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina on Friday, June 8, 2001 at 2:00 p.m., local time, for the purpose of considering and acting upon the following:

         1. To consider and vote upon a proposal to permit the Board of Directors in its discretion to amend the Company's Restated Articles of Incorporation to effect a reverse stock split of the Company's issued Common Stock at a ratio not to exceed one-for-five.

         2. Any and all other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 11, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, and only holders of Common Stock of the Company of record on such date will be entitled to notice of or to vote at the meeting.

         You are urged to attend the special meeting in person but, if you are unable to do so, the Board of Directors will appreciate the prompt return of the enclosed proxy, dated and signed. The proxy may be revoked at any time before it is exercised and will not be exercised if you attend the meeting and vote in person.

         By order of the Board of Directors.

                                           Duane D. Daggett
                                           President and Chief Executive Officer


Greensboro, North Carolina
May 15, 2001

                               PRELIMINARY COPIES

                            OAKWOOD HOMES CORPORATION
                                 P. O. BOX 27081
                      GREENSBORO, NORTH CAROLINA 27425-7081

                             ----------------------

                                 PROXY STATEMENT
                             ----------------------


General

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board") of proxies to be used at the Special Meeting of Shareholders (the "Special Meeting") of Oakwood Homes Corporation, a North Carolina corporation (the "Company"), to be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina on Friday, June 8, 2001 at 2:00 p.m., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to shareholders of the Company on or about May 15, 2001.

         Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such persons for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or if the person executing the proxy attends the meeting and elects to vote in person. If a choice is specified in the proxy, shares represented thereby will be voted in accordance with such choice. If no choice is specified, the proxy will be voted FOR the action proposed.

         The only matters to be considered at the meeting, so far as known to the Board, are the matters set forth in the Notice of Special Meeting of Shareholders and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy or their substitutes to vote the proxy in accordance with their best judgment on such matters.

         Each shareholder present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company (the "Common Stock") held of record at the close of business on May 11, 2001, which is the record date for determining the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. The number of shares of Common Stock outstanding on May 11, 2001 was 47,644,204 shares.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of May 4, 2001 by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, each director of the Company, Douglas R. Muir, Executive Vice President, Secretary and Treasurer of the Company, and Suzanne H. Wood, Executive Vice President and Chief Financial Officer of the Company, and by all directors and executive officers of the Company as a group.


                                           Amount and Nature       Percentage of
          Name of                            of Beneficial             Shares
      Beneficial Owner                       Ownership (1)        Outstanding (1)
      ----------------                       -------------        ---------------
Credit Suisse First Boston International       9,534,439 (2)         16.7%
Dimensional Fund Advisors, Inc.                4,277,900 (3)          9.0%
Duane D. Daggett                                 241,000                *
Dennis I. Meyer                                  405,796 (4)            *
Douglas R. Muir                                  131,816 (5)            *
Kermit G. Phillips, II                           143,428 (6)            *
Roger W. Schipke                                  18,428 (7)            *
Robert A. Smith                                   75,385 (8)            *
Myles E. Standish                                117,921 (9)            *
Sabin C. Streeter                                 40,428 (10)           *
Clarence W. Walker                                82,609 (11)           *
H. Michael Weaver                                325,852 (12)           *
Suzanne H. Wood                                    6,667 (13)           *
Francis T. Vincent, Jr.                           35,428 (14)           *
Directors and executive officers as a group    1,629,258 (15)         3.4%
(12 persons)

-------------------------

*        Less than 1%.

(1) Such numbers and percentages are based on the number of shares outstanding plus shares subject to options or warrants that are presently exercisable. Unless otherwise indicated, each shareholder has sole voting and dispositive power with respect to all shares beneficially owned. All information is as of May 4, 2001.

(2) Represents shares subject to a warrant held by Credit Suisse First Boston International ("CSFBi") that is presently exercisable. According to a Schedule 13G filed by Credit Suisse First Boston ("CSFB") on March 8, 2001 CSFB holds 56% of the ordinary voting shares of CSFBi. In the
         Schedule 13G, CSFB disclaims beneficial ownership of all such shares. CSFBi is located at One Cabot Square, London, England.

(3) Such information is derived from a Schedule 13G dated February 2, 2001 filed by Dimensional Fund Advisors Inc. ("Dimensional"), which has sole voting and dispositive power with respect to such shares. Such shares are owned by certain investment companies, commingled group trusts and accounts with respect to which Dimensional acts as an investment advisor or manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California.

(4) Includes 48,428 shares subject to options that are presently exercisable and 315,188 shares held by Mr. Meyer's wife.

(5) Includes 106,333 shares subject to options that are presently exercisable.

(6) Consists of 95,000 shares held by the Kermit G. Phillips, II Revocable Trust for which Mr. Phillips is the sole trustee and beneficiary and, 48,428 shares subject to options that are presently exercisable.

(7) Consists of 18,428 shares subject to options that are presently exercisable.

(8) Includes 60,000 shares subject to options that are presently exercisable.

(9) Includes 90,000 shares subject to options that are presently exercisable.

(10) Includes 33,428 shares subject to options that are presently exercisable and 1,000 shares held by Mr. Streeter's wife.

(11) Includes 48,428 shares subject to options that are presently exercisable and 2,210 shares held by Mr. Walker's wife.

(12) Includes 48,428 shares subject to options that are presently exercisable, 52,500 shares held by the Edith H. Weaver Marital Deduction Trust (of which Mr. Weaver is the trustee), 5,000 shares held by Mr. Weaver's wife and 200,124 shares held by HMW Investments, L.P., a limited partnership of which Mr. Weaver is the limited partner and of which the general partner is Weaver Investment Company, a company in which Mr. Weaver is the controlling shareholder.

(13) Consists of 6,667 shares subject to options that are presently exercisable.

(14) Includes 33,428 shares subject to options that are presently exercisable.

(15) Includes 541,996 shares subject to options that are presently exercisable.

            PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE
         COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK
                      SPLIT OF THE COMPANY'S COMMON STOCK

General

         The Board has unanimously adopted a resolution approving, and recommending to the Company's shareholders for their approval, a proposal to amend Article 4 of the Company's Restated Articles of Incorporation authorizing a reverse stock split of the outstanding shares of Common Stock at a ratio, to be established by the Board in its sole discretion, not to exceed one-for-five (the "Reverse Stock Split"). Approval of the proposal would give the Board discretionary authority to implement the Reverse Stock Split through February 28, 2002. If implemented by the Board, the Reverse Stock Split Amendment would be effected by reducing the number of outstanding shares of Common Stock by the ratio to be determined by the Board, but will not increase the par value of the Common Stock and will not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split Amendment

         The Common Stock currently is listed on the New York Stock Exchange (the "NYSE"). The continued listing requirements of the NYSE require, among other things, that the average per share closing price of the Common Stock for any 30 consecutive trading day period not fall below $1.00 per share. On January 4, 2001 the Company was advised by the NYSE that due to the Common Stock's minimum average closing price falling below $1.00 for a 30 consecutive trading day period, the Company was "below criteria" and subject to potential delisting. Under the rules of the NYSE, the Company must be in compliance with the $1.00 minimum average closing price requirement for the 30 consecutive trading day period ending July 3, 2001 or the NYSE may commence suspension and delisting procedures against the Company.

         Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a corporation's equity capital. The Board, however, believes that this risk is offset by the prospect that the Reverse Stock Split will improve the likelihood that the Company will be able to maintain its NYSE listing and may, by increasing the per share price, make an investment in the Common Stock more attractive for certain investors. If the Company's securities are delisted from the NYSE, trading of the Company's securities would thereafter have to be conducted in the non-NYSE over-the-counter market. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were to become delisted from trading on the NYSE and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

         The purpose of the Reverse Stock Split is to increase the per share market price of the Common Stock. The Board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Common Stock and improve the likelihood that the Company will be allowed to maintain its listing on the NYSE. If the Reverse Stock Split proposal is authorized by the shareholders, the Board will have the discretion to implement a Reverse Stock Split one time at any time through February 28, 2002, or effect no Reverse Stock Split at all. The Board has submitted an exchange ratio range in order to give it flexibility. If the trading price of the Common Stock stays above $1.00 without implementation of the Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Common Stock can be maintained above $1.00 or that the Common Stock will not be delisted from the NYSE for other reasons.

         The Board believes that shareholder approval of an exchange ratio range (as opposed to approval of a specified exchange ratio) in which the Reverse Stock Split may be effected provides the Board with maximum flexibility to achieve the purpose of the Reverse Stock Split. If at the Special Meeting the shareholders approve the proposal to grant to the Board the authority to implement the Reverse Stock Split, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split (in an exchange ratio determined by the Board within the limits set forth herein) is in the best interests of the Company and its shareholders at that time.

         In connection with any determination to effect a Reverse Stock Split, the Board will also select the Reverse Stock Split ratio that it believes results in the greatest marketability of the Common Stock based on prevailing market conditions. No further action on the part of the shareholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected on or before February 28, 2002, the Board's authority to effect the Reverse Stock Split will terminate.

Effect of the Reverse Stock Split

         If the shareholders approve the proposal to authorize the Board to implement the Reverse Stock Split and the Board decides to implement the Reverse Stock Split on or prior to February 28, 2002, the Company will amend the existing provision of the Articles of Incorporation relating to the Company's authorized capital to add the following paragraph at the end thereof:

         "Each [insert appropriate number depending on Reverse Stock Split ratio set by Board] shares of the Corporation's Common Stock issued and outstanding as of the date and time immediately preceding [insert Date which Amended Certificate is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration."

         The Reverse Stock Split would not affect any shareholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any shareholder, other than as the result of adjustments which may occur due to fractional shares. The implementation of the Reverse Stock Split would not affect the total shareholders' equity of the Company or any components of shareholders' equity as reflected on the financial statements of the Company except (i) to change the number of the issued and outstanding shares of Common Stock, (ii) to change the stated capital of the Common Stock to reflect the reverse split and
(iii) as a result of any adjustments which occur due to the costs incurred by the Company in implementing the Reverse Stock Split. In connection with the Reverse Stock Split proportionate adjustments to the per share exercise price and number of shares obtainable upon exercise of outstanding stock options and the warrant held by Credit Suisse First Boston International would be made. Similarly, upon the effective date of the Reverse Stock Split, a proportionate adjustment to the Exercise Price payable upon exercise of the rights granted to the shareholders of the Company pursuant to the Company's Shareholder Protection Rights Agreement (the "Rights Plan") would be automatically effected pursuant to the terms of the Rights Plan.

         The following table illustrates the effect on the Company's Common Stock of the Reverse Stock Split for several possible exchange ratios:

                        Number of Shares of Common Stock

                                                         One-for-
                       Prior to         One-for-Two        Three         One-for-Four      One-for-Five
                        Reverse           Reverse         Reverse          Reverse           Reverse
                      Stock Split       Stock Split     Stock Split      Stock Split       Stock Split
Authorized            100,000,000       100,000,000     100,000,000      100,000,000       100,000,000

Issued and
   Outstanding

Available for
   Future
   Issuance

Exchange of Shares; No Fractional Shares

         Upon implementation of the proposed Reverse Stock Split, depending on the Reverse Stock Split ratio selected by the Board, up to every five shares of outstanding Common Stock would be converted and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of 100 shares prior to the effective date of the Reverse Stock Split would be the holder of the following number of shares following the Reverse Stock Split: (i) 50 shares if a one-for-two Reverse Stock Split ratio is selected by the Board, (ii) 34 shares if a one-for-three Reverse Stock Split ratio is selected by the Board, (iii) 25 shares if a one-for-four Reverse Stock Split ratio is selected by the Board and (iv) 20 shares if a one-for-five Reverse Stock Split ratio is selected by the Board. All shares held by a shareholder will be aggregated and one new stock certificate will be issued to each shareholder. The proposed Reverse Stock Split would become effective immediately on the effective date indicated in the Board's approval of the Reverse Stock Split. Shareholders will be notified on or after the effect date of the Reverse Stock Split that the Reverse Stock Split has been effected. The Company's transfer agent, First Union National Bank, will act as the Company's exchange agent (the "Exchange Agent") for shareholders in implementing the exchange of their certificates.

         As soon as practicable after approving the Reverse Stock Split, shareholders will be notified and instructed to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Shareholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Shareholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Stock Split has been effected. Beginning on the effective date of the Reverse Stock Split, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

         No service charge will be payable by shareholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

Shareholder Considerations

       Although the implementation of the Reverse Stock Split would not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Company's equity capital. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on the NYSE.

         If implemented, the Reverse Stock Split would result in some shareholders who currently own 100 or more shares of Common Stock owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         As a result of the implementation of the Reverse Stock Split, there would be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split. Such shares could be used for any proper corporate purpose including, among others, future financing transactions.

Certain Federal Income Tax Consequences

         A summary of the federal income tax consequences of the Reverse Stock Split is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. Income tax consequences to the shareholders may vary from the federal tax consequences described generally below.

         The Company believes that the Reverse Stock Split will constitute a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code of 1986. Provided that the Reverse Stock Split constitutes a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code, for federal income tax purposes:

         o no gain or loss will be recognized by the Company as a result of the Reverse Stock Split and no gain or loss will be recognized by shareholders who receive post-split Common Stock in exchange for issued Common Stock;

         o the aggregate federal income tax basis of the post-split Common Stock received by a shareholder will be the same as the aggregate federal income tax basis of the issued Common Stock surrendered in exchange therefor; and

         o the holding period of the post-split Common Stock received by a shareholder will include the period during which the issued Common Stock surrendered in exchange therefor was held, provided that the issued Common Stock was held as a capital asset by the shareholder on the date of the exchange.

         The foregoing discussion is intended only as a summary of the material federal income tax consequences of the Reverse Stock Split. The foregoing discussion does not address the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Internal Revenue Code (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). The foregoing discussion is not intended as tax advice to any person or entity.

         No information is provided herein with respect to the tax consequences, if any, of the restructuring under applicable state, local, foreign, and other tax laws. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders as a result of the restructuring.

         The foregoing discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings, and judicial decisions as in effect as of the date of this proxy statement. There can be no assurance that future legislative, administrative, or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of this discussion.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Voting Requirements

         The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Under the rules of the NYSE, brokers who hold shares of Common Stock in street name for customers and do not receive voting instructions from such customers will have the authority to vote on the proposal to grant discretionary authority to the Board to implement the Reverse Stock Split. Each holder of Common Stock is entitled to one vote per share held. The proposal to grant discretionary authority to the Board to implement the Reverse Stock Split will be approved if more votes are cast in favor of the proposal at the Special Meeting than are cast against it. Abstentions will not be counted in determining whether the proposal is approved. If a quorum is not present or represented at the meeting, the shareholders entitled to vote at the meeting present in person or by proxy will have power to adjourn the meeting until a quorum shall be present or represented. Proxies solicited by the Board will be voted for approval of the grant of discretionary authority to implement the Reverse Stock Split, unless otherwise indicated.

Recommendation of the Board

         The Board recommends a vote "FOR" the proposal to grant discretionary authority to the Board to amend the Company's Articles of Incorporation to effect the Reverse Stock Split. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the grant of discretionary authority to the Board to amend the Articles of Incorporation to effect the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

Shareholder Proposals

       Any proposal that a shareholder intends to present for action at the 2002 Annual Meeting of Shareholders, currently scheduled for January 30, 2002, must be received by the Company no later than September 10, 2001 in order for the proposal to be included in the proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders. In addition, if the Company receives notice of a shareholder proposal after November 24, 2001, such proposal will be considered untimely and the persons named in the proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders will have discretionary authority to vote on such proposal without discussion of the matter in the proxy statement and without such proposal appearing as a separate item on the proxy card. Any shareholder proposal should be sent to Secretary, Oakwood Homes Corporation, P.O. Box 27081, Greensboro, North Carolina 27425-7081.

                            OAKWOOD HOMES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE TO:

                            OAKWOOD HOMES CORPORATION
                          C/O FIRST UNION NATIONAL BANK
                                PROXY TABULATION
                                 P.O. BOX 217950
                            CHARLOTTE, NC 18254-3555


                              FOLD AND DETACH HERE

                            OAKWOOD HOMES CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 8, 2001

       The undersigned hereby appoints DUANE D. DAGGETT and MYLES E. STANDISH, and each or either of them proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock of the undersigned in Oakwood Homes Corporation at the Special Meeting of Shareholders to be held June 8, 2001, and at any adjournment thereof.

       This proxy will be voted FOR the proposal set forth below unless otherwise specified. The Board of Directors recommends voting FOR the proposal.

PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

         [ ]   FOR           [ ]   AGAINST        [ ]   ABSTAIN


                   (Continued and to be signed on the reverse)

                            OAKWOOD HOMES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE TO:

                            OAKWOOD HOMES CORPORATION
                          C/O FIRST UNION NATIONAL BANK
                                PROXY TABULATION
                                 P.O. BOX 217950
                            CHARLOTTE, NC 18254-3555


                              FOLD AND DETACH HERE


       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       Receipt of the Notice of Special Meeting and accompanying Proxy Statement is hereby acknowledged. This proxy will be voted as specified herein, and, unless otherwise directed, will be voted FOR the proposal set forth on the reverse side of this proxy card.

       Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.

                                       Dated:____________________________, 2001.

                                       _________________________________________

                                       _________________________________________


                                       (When signing as attorney, executor,
                                       administrator, trustee, guardian, etc.,
                                       give title as such. If a joint account,
                                       each joint owner should sign personally.)